                               THE PIONEER GROUP, INC.

PRINCIPAL UNDERWRITER FOR                           60 STATE STREET
  PIONEER FUND, INC.                          BOSTON, MASSACHUSETTS 02109
   PIONEER II, INC.                              TELEPHONE 617-742-7825
PIONEER BOND FUND, INC.


                               DEALER'S SALES AGREEMENT

United Services Planning Association Inc.
Box 2387
Fort Worth, TX  76113                                      Dated August 1, 1979

Gentlemen:

     We have entered into an underwriting contract with PIONEER FUND. INC., PIONEER II, INC. and PIONEER BOND FUND, INC, whereby we will act as Principal Underwriter, as defined in the Investment Company Act of 1940, with the right to purchase shares of Capital Stock of PIONEER FUND, INC., PIONEER II, INC, and PIONEER BOND FUND, INC, for sale of such shares to investors either directly or indirectly through other broker-dealers. As Principal we offer to sell to you shares of the above funds (the "Funds") subject to the following conditions:

     1. In all sales of shares to the public you shall act as dealer for your own account.

     2. On purchases of shares, you shall receive a discount amounting to a percentage of the applicable public offering price which varies with the size and nature of each such purchase as follows:

               TOTAL AMOUNT OF                                 DEALER DISCOUNT
          SIMULTANEOUS PURCHASE OR                SALES           ON SINGLE
          HOLDINGS AFTER PURCHASE                 CHARGE         TRANSACTIONS
          ------------------------                ------       ----------------
     Less than $10,000                              8.5%               7.0%
     $ 10,000 or more but less than $ 25,000        7.75               6.25
     $ 25,000 or more but less than $ 50,000        6.0                5.0
     $ 50,000 or more but less than $100,000        4.5                4.0
     $100,000 or more but less than $250,000        3.5                3.0
     $250,000 or more but less than $400,000        2.5                2.25
     $400,000 or more but less than $600,000        2.0                1.75
     $600,000 or more                               1.0                0.75

     For Pioneer Fund, Inc., the sales charge is reduced to .25 of 1% on purchases of $5,000,000 or more by accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA Accounts"). Commissions are reallowed to dealers on sales of $5,000,000 or more to ERISA accounts at a rate of .20 of 1%).

     In the case of a Pioneer Investing Account, a charge of $1 will be made for each monthly commission check. No commission check will be issued for less than $1.

     For purposes of the above, the term "single transaction" shall also be applied to all purchases of shares of the Funds either alone or jointly (either directly or through Pioneer Investment Plans for the Accumulation of shares of Pioneer Fund, Inc.) made by you or the investor to cover orders from any one investor within any one period of thirteen months if his purchases plus any credit under the "right of accumulation" within that period aggregate $10,000 or more, provided that the investor has on file with you and the Principal Underwriter a "Letter of Intention" stating that he intends within thirteen months to make purchases which when added to any credit under the "right of accumulation" total at least $10,000, and further provided that the shares so purchased are still owned by the investor at the end of the thirteen month period.

     The foregoing scale of quantity discounts shall also apply to current purchases of shares of the Funds, either alone or jointly, where the aggregate quantity of such shares previously purchased or acquired (either directly or through Pioneer Investment Plans for the Accumulation of shares of Pioneer Fund, Inc.) and then owned by any one investor, determined a current offering price, plus shares being purchased amounts to more than $10,000 provided you or the investor give written notice to us each time such a purchase is made which would so qualify.

     As used in Section 2 hereof, the term "any one investor" includes (i) an individual, (ii) an individual, his spouse and their children under the age of twenty-one, purchasing securities for his or their own account, (iii) a trustee or other fiduciary purchasing securities for a single trust estate, or single fiduciary account including pension, profit sharing and other employee benefit trusts qualified under Section 401 of the Internal Revenue Code, although more than one beneficiary is involved, and (iv) for purposes of investing in individual retirement accounts, the employees of a single employer or the members of a single union.

     3. You represent that you are, and at the time of purchasing any shares of the Funds will be, a member in good standing of the National Association of Securities Dealers, Inc.

     4. Orders received from you will be accepted by us only at the public offering price applicable to each order as established by the then current prospectus of the applicable Fund. The procedure relating to handling orders shall be subject to instructions which we shall forward you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

     5. You agree to purchase shares only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers, or for your own bona fide investment. If you purchase shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of purchase, as defined in the Prospectus of the applicable Fund, We in turn agree that we will not purchase any shares from the issuer except for the purpose of covering purchase orders which we have already received.

     6. You shall sell shares only (a) to customers at the public offering price then in effect (b) to the issuer, or to any dealer who is a member of the National Association of Securities Dealers, Inc. at the redemption price in effect on the date of sale.

     7. We will only accept from you unconditional orders for shares at a definite specified price.

      8. If any shares sold to you under the terms of this agreement are repurchased by the issuer or are tendered for redemption within seven business days after the date of our confirmation, it is agreed that you shall forfeit your right to any discount received by you on such shares.

     9. Remittance of the net amount due for shares purchased from us shall be made payable to The First National Bank of Boston, Agent for the Underwriter, in New York or Boston funds within seven days of our confirmation of sale to you. Such payment should be sent, together with stock transfer stamps required on account of the sale by you, to The First National Bank of Boston, Mutual Funds Division, Box 1473, Boston, Massachusetts 02104, with your transfer instructions on the appropriate copy of our confirmation of sale to you. If such payment is not received by the Bank, we reserve the right, without notice, forthwith to cancel the sale.

     10. Promptly upon receipt of payment, shares sold to you shall be deposited by us or by our agent, The First National Bank of Boston, in a Pioneer Investing Account. No certificates will be issued unless specifically requested.

     11. No person is authorized to make any representations concerning shares of the Funds except those contained in the current Prospectus for each of the Funds and in supplements thereto. In purchasing shares from us you shall rely solely on the representations contained in the Prospectus for each of the Funds and supplements thereto.

     12. Additional copies of the current Prospectus and supplements thereto and other literature will be supplied by us in reasonable quantities upon request.

     13. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely or to modify or cancel this agreement.

     14. We both hereby agree to abide by the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     15. All communications to us should be sent to the above address. Any notice to you shall be duly given, if mailed or telegraphed to you at your address specified above. This agreement shall be construed in accordance with the laws of Massachusetts.

                                  THE PIONEER GROUP, INC.

                                  By /s/ [Illegible]
                                    --------------------------------------

     The undersigned hereby accepts the offer set forth in the above letter.

                                  Firm United Services Planning Association Inc.
                                  ----------------------------------------------

                                  By /s/ [Illegible]
                                    --------------------------------------
                                    Authorized Representative

                    (RETAIN ONE COPY AND RETURN THE OTHER)

                          FUND RESEARCH AND MANAGEMENT, INC.

Principal Underwriter for                         60 State Street
     Pioneer Fund, Inc,                      Boston, Massachusetts 02109
     Pioneer II, Inc.                          Telephone 617-742-7825
     Pioneer Bond Fund, Inc.
     Pioneer Investment Plans for the
       Accumulation of Shares of Pioneer Fund. Inc.

                               DEALER'S SALES AGREEMENT

Gentlemen:

     We have entered into an underwriting contract with PIONEER BOND FUND, INC. (the "Fund") whereby we will act as Principal Underwriter, as defined in the Investment Company Act of 1940, with the right to purchase shares of Common Stock of the Fund for sale of such shares to investors either directly or indirectly through other broker-dealers. As Principal, we offer to sell to you shares of the Fund subject to the following conditions:

     1. In all sales of shares to the public, you shall act as dealer for your own account.

     2. During the Initial Offering Period (defined below), you shall receive a discount amounting to a percentage of the applicable public offering price which varies with the size and nature of each such purchase as follows:

          TOTAL AMOUNT OF                              DEALER DISCOUNT     CONTRIBUTION
     SIMULTANEOUS PURCHASE OR                SALES       ON SINGLE            TO THE
     HOLDING, AFTER PURCHASE                 CHARGE     TRANSACTIONS       INCENTIVE FUND
     ------------------------                ------    ---------------     --------------
     Less than $10,000 . . . . . . . . .       7.0%         6.2%                .8%
     $ 10,000 or more but Less than
      $25,000. . . . . . . . . . . . . .       6.25         5.5                 .75
     $ 25,000 or more but Less than
      $50,000. . . . . . . . . . . . . .       5.0          4.4                 .6
     $ 50,000 or more but Less than
      $100,000 . . . . . . . . . . . . .       4.0          3.5                 .5
     $100,000 or more but Less than
      $250,000 . . . . . . . . . . . . .       3.0          2.6                 .4
     $250,000 or more but Less than
      $400,000 . . . . . . . . . . . . .      2.25          1.9                .35
     $400,000 or more but Less than
      $600,000 . . . . . . . . . . . . .      1.75          1.5                .25
     $600,000 or more. . . . . . . . . .      0.75          0.6                .15

     If, during the Initial Offering Period, you sell to the public shares with an aggregate current offering price in excess of $200,000, then you and other dealers selling in excess of $200,000 shall share, on a pro rata basis reflecting relative sales, in a fund comprised of the aggregate sales charges on all sales of shares of the Fund during the Initial Offering Period less the aggregate dealer discounts on such sales (the "Incentive Fund").

     The Initial Offering Period shall refer to the period commencing on the date on which the prospectus of the Fund becomes effective and ending sixty
(60) days thereafter, unless such period is extended by written notice to you from the Principal Underwriter.

     3. On purchases of shares after the Initial Offering Period, you shall receive a discount amounting to a percentage of the applicable public offering price which varies with the size and nature of each such purchase as follows:

          TOTAL AMOUNT OF                                        DEALER DISCOUNT
     SIMULTANEOUS PURCHASE OR                          SALES        ON SINGLE
     HOLDING AFTER PURCHASE                            CHARGE      TRANSACTIONS
     ------------------------                          ------    ---------------
     Less than $10,000 . . . . . . . . . . . . . .      8.5 %           7.0 %
     $10,000 or more but Less than $25,000 . . . .      7.75            6.25
     $25,000 or more but Less than $50,000 . . . .      6.0             5.0
     $50,000 or more but Less than $100,000. . . .      4.5             4.0
     $100,000 or more but Less than $250,000 . . .      3,5             3.0
     $250,000 or more but Less than $400,000 . . .      2.5             2.25
     $400,000 or more but Less than $600,000 . . .      2.0             1.75
     $600,000 or more. . . . . . . . . . . . . . .      1.0             0.75

     4. In the case of a Pioneer Investing Account, a charge of $1 will be made for each monthly commission check. No commission check will be issued for less than $1.

     For purposes of the above, the term "single transaction" shall also be applied to all purchases of shares of the Fund, Pioneer II, Inc. and Pioneer Fund, Inc. (collectively, the "Funds") either alone or jointly (either directly or through Pioneer Investment Plans for the Accumulation of shares of Pioneer Fund, Inc.) made by you or the investor to cover orders from any one investor within any one period of thirteen months commencing after the Initial Offering Period if his purchases, plus any credit under the "right of accumulation" within that period, aggregate $10,000 or more, provided that the investor has on file with you and the Principal Underwriter a "Letter of Intention" stating that he intends, within thirteen months. to make purchases which, when added to any credit under the "right of accumulation," total at least $10,000, and further provided that the shares so purchased are still owned by the investor at the end of the thirteen-month period.

     The foregoing scales of quantity discounts shall also apply to current purchases of shares of the Funds, either alone or jointly, where the aggregate quantity of such shares previously purchased or acquired (either directly or through Pioneer Investment Plans for the Accumulation of shares of Pioneer Fund, Inc,) and then owned by any one investor, determined at current offering price, plus shares being purchased amounts to more than $10,000 provided you or the investor give written notice to us each time such a purchase is made which would so qualify.

     As used herein, the term "any one investor" includes (i) an individual,
(ii) an individual, his spouse and theft children under the age of twenty-one purchasing securities for his or their own account, (iii) a trustee or other fiduciary purchasing securities for a single trust estate or single fiduciary account, including pension, profit sharing and other employee benefit trusts qualified under Section 401 of the Internal Revenue Code, although more than one beneficiary is involved and (iv) for purposes of investing in individual retirement accounts, the employees of a single employer or the numbers of a single union.

     5. You represent that you are and at the time of purchasing any shares of the Funds will be a member in good standing of the National Association of Securities Dealers, Inc.

     6. Orders received from you will be accepted by us only at the public offering price applicable to each order as established by the then current prospectus of the Fund. The procedure relating to handling orders shall be subject to instructions 'which we shall forward you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

     7. You agree to purchase shares only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers or for your own bona fide investment. If you purchase shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of purchase, as defined in the Prospectus of the Fund. We, in turn, agree that we will not purchase any shares from the issuer except for the purpose of covering purchase orders which we have already received.

     8. You shall sell shares only (a) to customers at the public offering price then in effect or (b) to the issuer or to any dealer who is a member of the National Association of Securities Dealers, Inc. at the redemption price in effect on the date of sale.

     9. We will only accept from you unconditional orders for shares at a definite specified price.

     10. If any shares sold to you under the terms of this agreement are repurchased by the issuer or are tendered for redemption within seven business days after the date of our confirmation, it is agreed that you shall forfeit your right to any discount received by you on such shares.

     11. Remittance of the net amount due for shares purchased from us shall be made payable to The First National Bank of Boston, Agent for the Underwriter, in New York or Boston funds within seven days of our confirmation of sale to you. Such payment should be sent, together with stock transfer stamps required on account of the sale by you, to The First National Bank of Boston, Mutual Funds Department, Box 1473, Boston, Massachusetts 02104, with your transfer instructions on the appropriate copy of our confirmation of sale to you. If such payment is not received by the Bank, we reserve the right, without notice, forthwith to cancel the sale.

     12. Promptly upon receipt of payment, shares sold to you shall be deposited by us or by our agent, The First National Bank of Boston, in a Pioneer Investing Account. No certificates will be issued unless specifically requested.

     13. No person is authorized to make any representations concerning shares of the Fund except those contained in the current Prospectus for the Fund and in supplements thereto. In purchasing shares from us you shall rely solely on the representations contained in the Prospectus for the Fund and supplements thereto.

     14. Additional copies of the current Prospectus and supplements thereto and other literature will be supplied by us in reasonable quantities upon request.

     15. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely or to modify or cancel this agreement.

     16. We both hereby agree Lo abide by the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     17. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at your address specified above. This agreement shall be construed in accordance with the laws of Massachusetts.

     18. It is understood that this Agreement shall not become effective until a registration statement with respect to shares of the Fund becomes effective and that the contents of this Agreement may be changed by the undersigned to reflect any comments of the Securities and Exchange Commission.

                                 Very truly yours,

                                 FUND RESEARCH AND MANAGEMENT, INC.

     The undersigned hereby accepts the offer set forth in the above letter.

                                 Firm United Services Planning Association, Inc.
                                 -----------------------------------------------

Date September 1, 1978           By /s/ [Illegible]
                                   ---------------------------------------------
                                    Authorized Representative Asst. Sec & Treas.


                (RETAIN ONE COPY AND SIGN, DATE AND RETURN THE OTHER)

FUND RESEARCH AND MANAGEMENT, INC.
60 State Street
Boston, Massachusetts 02109


                                                                 August 28, 1978

                               PIONEER BOND FUND, INC.

                                     COMMON STOCK

                                  ($1.00 par value)


TO SECURITIES DEALERS:

     A copy of the Preliminary Prospectus dated August 24, 1978, relating to the above issue, is enclosed herewith. A Registration Statement covering these securities has been filed under the Securities Act of 1933 and they may not be sold nor may offers to buy them be accepted before the Registration Statement becomes effective. We call your attention to Rule 15c2-8 under the Securities Exchange Act of 1934 relating to the obligation of underwriters and dealers (i) to comply with written requests for Preliminary and final Prospectuses and (ii) to furnish their associated persons with copies of Preliminary and final Prospectuses prior to solicitation by such persons of customers' orders. This Preliminary Prospectus, which is subject to change, is being sent to a number of securities dealers and is merely for their information in the event we are in a position to make an offering to dealers.

     Also enclosed are two copies of a Dealer's Sales Agreement (the "Agreement") relating to sales of shares of Pioneer Bond Fund, Inc. on and after the effective date of the Registration Statement. If you wish to sell such shares pursuant to the Agreement, please sign one copy on the line provided at the end of the Agreement and return it to Fund Research and Management, Inc., 60 State Street, Boston, Massachusetts, Attention: James Spencer, Executive Vice President.

                                       Very truly yours,


                                       FUND RESEARCH AND MANAGEMENT, INC.


enclosures

                                 SINGLE PAYMENT PLANS
-------------------------------------------------------------------------------

FACE AMOUNT         CREATION AND SALES CHARGE     DEALER CONCESSION
-----------         -------------------------     -----------------

Up to $12,400                   8.5%                      7.0%

$12,500 to $24,900              7.5%                      6.0%

$25,000 to $49,900              6.0%                      5.0%

$50,000 to $99,900              4.5%                      4.0%

$100,000 to $199,900            3.5%                      3.0%

$200,000 to $399,900            2.5%                      2.0%

$400,000 to $599,900            2.0%                      1.5%

$600,000 and over               1.0%                      .75%


                               PIONEER INVESTMENT PLANS
                                  DEALER'S AGREEMENT

                                                                   June 27, 1974


United Services Planning Association, Inc.

Gentlemen:

     Pursuant to a Distribution Agreement between us and Pioneer Plans Corporation, we have been designated as distributor (hereinafter referred to as the "Distributor") of the following Plans sponsored by Pioneer Plans
Corporation:

                                 SINGLE PAYMENT PLANS
                         INSURED SYSTEMATIC INVESTMENT PLANS

which Plans (hereinafter referred to as the "Plans" provide for the accumulation of shares of Pioneer Fund, Inc, (hereinafter referred to as the "Fund"). As Distributor of the Plans we invite you to join a selling group to distribute the Plans upon the following terms and conditions.

     1. You will devote your best efforts to the promotion and solicitation of the Plans. All applications for the Plans shall be made on application forms supplied by us and all initial payments collected shall be remitted in full without deduction of any discount representing your commission on the sale of the Plans, as principal (hereinafter called "commission"), together with such application forms, signed by each applicant (as "Investor") to our principal office. Checks or money orders for initial payments shall be drawn to the order of "The First National Bank of Boston, Custodian." The application forms submitted for each Plan shall be accompanied by a separate remittance. After the initial payment has been made and the Plan has been issued, the investor shall make future payments directly to the Custodian. The First National Bank of Boston, Mutual Funds Dept., P. O. Box 1473, Boston, Mass. 02104, or such other address as it may from time to time designate. Notices relating to payments made and to subsequent payments due will be mailed to Investors regularly.

     2. We shall receive all applications forwarded by you and give them prompt consideration, but we reserve the right in our sole and uncontrolled discretion to reject any Plan application, or to extend to any Investor to whom a Systematic Investment Plan has been issued the privilege of cancelling his Plan within 30 days of its issuance, and to return any payment made in connection therewith. We also reserve the right to refund all or part of any payment or payments made by any Investor in the event that we, in our sole discretion, believe that the solicitation and/or sale associated therewith was effected in violation of any applicable State or Federal law or rules or regulations of the National Association of Securities Dealers, Inc. In the event of any such refund or refunds you shall not be entitled to any commissions thereon, and if such commissions have been paid, you shall promptly refund same to us or we may at our option charge the same against future commissions, and to this end you hereby grant to us a lien on any such commissions.

     3. On all sales of Plans made by you which have been approved by us, we shall pay you commissions on the terms hereinafter set forth and in accordance with "Schedule of Dealers Commissions" which is attached here to and made a part of this agreement. Commissions on first year payments (1 through 13 on plans of $150 per month or less and payments 1 through 12 on plans over $150 per month) may be paid, insofar as practicable, monthly as the creation and sales charges applicable thereto are received by the Custodian. (To provide for plans surrendered for refund of Creation and Sales Charges pursuant to Section 27(d) of the Investment Company Act of 1940 ("18-month refund option") 30% OF THE FIRST YEAR COMMISSIONS WILL BE HELD IN A RESERVE ACCOUNT UNTIL THE 19TH MONTH AFTER COMMENCEMENT OF A PLAN. THE WITHHELD RESERVE WILL BE PAID TO THE DEALER WHEN THE REFUND RIGHT UNDER
SECTION 27(d) IS NO LONGER APPLICABLE. The refund of any excess sales charge under Section 27(d) will be charged against the reserve account for the surrendered plan. Any refund in excess of the reserve will be charged against commissions due to the dealer. No commissions will be payable on plans refunded pursuant to Section 27(f) of the Investment Company Act of 1940 (45 day refund option). You shall be liable to refund any commissions paid by us to you pursuant to Section 27(f)). Servicing fees payable from the 14th to 120th payments in the case of a 10-year Plan and from 14th to 180th payments in the case of a 15-year Plan for (for Plans with monthly payments of $210 or more, servicing fees become payable with the 13th payment) will be accrued as payments are received and paid MONTHLY, subject, however, to the provisions of paragraph 9 hereof. Nothing herein shall be construed so as to constitute such servicing fees as earned commissions; rather such fees are designated solely as continuing compensation for servicing the account of the Investor under the terms of this agreement. If an Investor fails to pay any payment on a Systematic Investment Plan for 12 consecutive months, the Plan account shall revert back to us for collection, and in such event no further commissions or servicing fees with respect to such account shall be due and payable by us. Further, you shall not be entitled to any servicing fees or commissions on payments made by an Investor during any extended investment period on account of payments required during such period as a result of the Investor's exercise of the Extended Investment Option granted him as a Planholder. Your right to commissions on Plans sold during the term of this agreement shall survive termination of the agreement only as set forth in paragraph 9 hereof. IF THE HOLDER OF AN INSURED SYSTEMATIC INVESTMENT PLAN DIES AND THE INSURANCE PROCEEDS ARE NOT PAID TO COVER THE UNPAID PLAN PAYMENTS DUE ON HIS DEATH AND THE ESTATE EXERCISE ITS RIGHT UNDER THE PLAN TO RECEIVE IN CASH THE NET ASSET VALUE OF SHARES HELD UNDER THE PLAN AND APPLIES SUCH CASH TO THE UNPAID BALANCE OF THE PLAN, YOU WILL NOT BE ENTITLED TO RECEIVE ANY COMMISSIONS ON THE PAYMENTS MADE BY THE APPLICATION OF SUCH CASH.

but you will not be entitled to the payment of any servicing fees or any other compensation hereunder in connection with subsequent years (i.e., after the first year payments made by Investors with respect to Systematic Investment Plans.

     10. Additional copies of the current Plan Prospectus, any printed information issued as supplemental to such Plan Prospectus, and the Plan application forms will be supplied by us in reasonable quantities upon request.

     11. In all sales of the Plans to the public you shall act as a dealer for your own account and in no transaction shall you have any authority to act or hold yourself out as agent for us, the Fund, the Sponsor, or Custodian, and nothing in this agreement shall constitute you a partner, employee, or agent of ours or give you any authority to act for us. Neither we nor the Fund shall be liable or any of your acts or obligations as a dealer under this agreement.

     12. This agreement may be terminated by us immediately upon our written notice to you, by prepaid certified mail, of our belief that you have violated any of the provisions of paragraph 8 hereof, and upon the giving of such written notice this agreement will be automatically terminated. Our failure so to terminate this agreement as a result of any such violation shall not be construed as a waiver by us of any further, continued or other violation. Either of the parties hereto may terminate this agreement without assignment of a reason on at least thirty days's written notice to the other party, such termination to be effective in the date specified in such notice. This agreement shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise.

     13. All communications to us shall be sent to the address below or to such other address as we may authorize in writing. All communications and/or notices to you shall be duly given, mailed or telegraphed to you, at the address specified by you below, or at such other address as you may authorize in writing.

     14. This agreement shall be construed in accordance with the laws of the State of Massachusetts and no modification hereof shall be valid unless in writing.

     15. This agreement or any monies due or to become due hereunder shall not be assignable by you without prior written approval by us.

     16. This agreement supersedes and cancels all previous agreements between us whether oral or written.

                                       Very truly yours,

                                       FUND RESEARCH AND MANAGEMENT, INC.


                                       By /s/ Sally A. Gibson
                                         --------------------------------------
                                                     28 State Street
                                               Boston, Massachusetts 02109

     The undersigned hereby accepts your invitation to become a member of the selling group referred to herein and agrees to abide by all the foregoing terms and conditions.

Dated  June 27, 1974             Firm United Services Planning Association, Inc.
                                 -----------------------------------------------
                                 By /s/ Carroll H. Payne
                                   --------------------------------------------
                                      (Authorized Signature)

                         Address   Executive Suite - Rowan Building
                                   P.O. Box 2387
                                   Fort Worth, Texas  76101

                          SCHEDULE OF DEALER'S COMMISSIONS

PLANS          FIRST YEAR PAYMENTS               TEN YEAR TOTALS                      FIFTEEN YEAR TOTALS
------         -------------------     -----------------------------------    -------------------------------------
                    FIRST YEAR               TRAIL YEARS                            TRAIL YEARS
               -------------------     ------------------------               ----------------------
  MONTHLY                                                         TEN YEAR                FIFTEEN          FIFTEEN
PAYMENT UNIT   MONTHLY       TOTAL     ANNUALLY  TEN YEAR TOTAL    TOTAL      ANNUALLY   YEAR TOTAL      YEAR TOTAL
------------   --------      -----     --------  --------------    -----      --------   -----------     ----------
$    25.00    $ 10.40(a)   $ 135.20     $ 4.32     $ 38.52(b)     $ 173.72    $ 6.96     $  96.86(c)     $ 232.06
     30.00      12.35(a)     160.55       5.28       47.08(b)       207.63      8.40       116.90(c)       277.45
     40.00      16.60(a)     215.80       6.72       59.92(b)       275.72     10.92       151.97(c)       367.77
     50.00      20.75(a)     269.75       8.52       75.97(b)       345.72     14.52       202.07(c)       471.82
     60.00      24.90(a)     323.70      10.20       90.95(b)       414.65     15.96       222.11(c)       545.81
     75.00      31.10(a)     404.30      13.20      117.70(b)       522.00     19.80       275.55(c)       679.85
    100.00      41.55(a)     540.15      16.92      150.87(b)       691.02     27.36       380.76(c)       920.91
    125.00      51.95(a)     675.35      18.00      160.50(b)       835.85     33.48       465.93(c)     1,141.28
    150.00      62.30(a)     809.90      26.28      234.33(b)     1,044.23     39.48       549.43(c)     1,359.33
    210.00      78.45        941.40      19.20      172.80        1,114.20     40.80       571.20        1,512.60
    250.00      96.15      1,153.80      22.80      205.20        1,359.00     45.00       630.00        1,783.80
    300.00     103.85      1,246.20      24.00      216.00        1,462.20     60.00       840.00        2,086.20
    425.00     107.70      1,292.40      36.00      324.00        1,616.40     72.00     1,008.00        2,300.40
    500.00     123.10      1,477.20      66.00      594.00        2,071.20     84.00     1,176.00        2,653.20
    600.00     125.00      1,500.00     108.00      972.00        2,472.00     96.00     1,344.00        2,844.00
    750.00     177.00      2,124.00      84.00      756.00        2,880.00    103.00     1,512.00        3,636.00
  1,000.00     200.00      2,400.00      84.00      756.00        3,156.00    120.00     1,680.00        4,080.00
  5,000.00     320.00      3,840.00      60.00      540.00        4,380.00    120.00     1,680.00        5,520.00

(a) Paid 13 times, because a double initial payment is required to open all plans of $150 per month or less.
(b)  In the 10th year only 11 months are paid because of double initial payment.
(c)  In the 15th year only 11 months are paid because of double initial payment.

                                 PERSISTENCY BONUS

     With respect to each Plan covered by Section 5 completing 18 payments or more and for which no notices to Planholders have been required pursuant to
Section 27(e) of the Investment Company Act of 1940, an additional $2.00 will be paid for each $1,000 of face amount.